UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

    Filed by the  Registrant  [X]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:
    [X] Preliminary Proxy Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
    [ ] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Material Under Rule 14a-12

                            The Steak n Shake Company
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit  price  or  other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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


                            THE STEAK n SHAKE COMPANY

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 16, 2001


TO THE SHAREHOLDERS OF THE STEAK n SHAKE COMPANY

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of The Steak n Shake Company (formerly Consolidated Products, Inc.) will be held at the Company's Corporate Office, 4th Floor, Century Building, 36 South Pennsylvania Street, Indianapolis, Indiana 46204, on Wednesday, May 16, 2001, at 9:30 a.m., Eastern Standard Time, for the following purpose:

     1. To vote upon the question of approval of an amendment to the Company's Articles of Incorporation authorizing the creation of a new class of shares consisting of 10,000,000 authorized shares of preferred stock, as recommended by the Board of Directors of the Company. This proposal is more fully described in the accompanying Proxy Statement.

     2. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 6, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting.

     We urge you to date, sign and mail the enclosed proxy in the envelope provided whether or not you expect to be present in person. You may revoke the proxy at any time prior to the time the proxy is exercised by filing with the Secretary of The Steak n Shake Company a properly executed instrument revoking such proxy, or by filing a properly executed proxy bearing a later date, or by attending the Special Meeting and withdrawing your proxy and voting in person.

                                              By Order of the Board of Directors

                                              Mary E. Ham, Secretary

April 25, 2001
Indianapolis, Indiana

              PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT
                        PROMPTLY IN THE ENCLOSED ENVELOPE


                            THE STEAK n SHAKE COMPANY
                              500 CENTURY BUILDING
                          36 SOUTH PENNSYLVANIA STREET
                           INDIANAPOLIS, INDIANA 46204
                                 (317) 633-4100

                                 PROXY STATEMENT
                       For Special Meeting of Shareholders
                             To be Held May 16, 2001

This proxy statement is furnished to the shareholders of The Steak n Shake Company (the "Company") in connection with the solicitation by the Company of proxies to be voted at the Special Meeting of Shareholders (the "Special
Meeting")  to be held at the  Company's  Corporate  Office,  4th Floor,  Century
Building, 36 South Pennsylvania Street, Indianapolis, Indiana 46204, on Wednesday, May 16, 2001, at 9:30 a.m., Eastern Standard Time, and at any adjournment thereof. This proxy statement and the accompanying form of proxy were first mailed to shareholders on or about April 25, 2001.

Each properly executed proxy returned prior to the meeting will be voted in accordance with the directions contained therein. The enclosed proxy may be revoked by the person giving it at any time before it is voted by giving written notice to the Secretary of the Company.

OUTSTANDING COMMON STOCK

The record date for shareholders entitled to vote at the Special Meeting was April 6, 2001. At the close of business on that date, the Company had issued and outstanding ______________ shares of Common Stock entitled to vote at the meeting.

ACTION TO BE TAKEN AT THE MEETING

At the Special Meeting, the shareholders will vote upon the question of approval of an amendment to the Company's Articles of Incorporation authorizing the creation of a new class of shares consisting of 10,000,000 authorized shares of preferred stock, as recommended by the Board of Directors of the Company. The terms of the proposed amendment are described in detail below. Unless the shareholder otherwise specifies in the proxy, the accompanying proxy will be voted FOR approval of the proposed amendment.

QUORUM AND VOTING

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Special Meeting. In deciding all questions, holders of Common Stock are entitled to one vote, in person or by proxy, for each share registered in their names on the record date. The amendment to the Articles of Incorporation will be approved if the votes cast in favor of the amendment are greater than the votes cast against the amendment.

OWNERSHIP OF COMMON STOCK

The following table shows the number and percentage of outstanding shares of Common Stock beneficially owned as of April 6, 2001 by each person who is known to be the beneficial owner of more than 5% of the Common Stock of the Company:

[ALL SHARE DATA TO BE UPDATED TO APRIL 6 RECORD DATE]


                                           Amount and Nature of          Percent
Name & Address of Beneficial Owner     Beneficial Ownership (1)(2)      of Class
----------------------------------     ----------------------------     --------

E. W. Kelley                              3,651,986 (3)                    12.7%
36 South Pennsylvania Street, Suite 550
Indianapolis, IN  46204

Kelley & Partners, Ltd.                   2,030,805 (4)                     7.0%
36 South Pennsylvania Street, Suite 550
Indianapolis, IN 46204

Capital Research & Management Co.         1,718,750                         6.0%
SMALLCAP World Fund, Inc.
333 South Hope Street
Los Angeles, CA  90071

(1) This table is based upon information supplied by directors and executive officers, Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission and information supplied by the companies listed above.

(2) Includes shares which may be acquired pursuant to stock options exercisable within 60 days under the company's stock option plans.

(3) Includes 82,465 shares which may be acquired pursuant to stock options exercisable within 60 days; 555,235 shares owned directly by Mr. Kelley;
     2,030,805 shares owned of record and beneficially by Kelley & Partners, Ltd.; 565,448 shares and 44,044 shares owned by Kelley, Inc. and Kahm, Inc., respectively, both of which are corporations controlled by Mr.
     Kelley, and 373,989 shares owned by Aramian, Kelley & Consolidated, Ltd., an Indiana limited partnership of which Mr. Kelley is managing general partner.

(4)  Mr.  Kelley and Ms. S. Sue Aramian are  managing  general  partners and Mr.
     James Williamson, Jr. is a general partner of Kelley & Partners, Ltd.


The following table shows the total number of shares of Common Stock beneficially owned as of April 6, 2001, and the percentage of Common Stock so owned as of that date, with respect to (i) each director, (ii) each executive officer, and (iii) all directors and executive officers, as a group:

                                    Amount and Nature of                 Present
Name of Beneficial Owner          Beneficial Ownership (1)              of Class
------------------------          ------------------------              --------

S. Sue Aramian                    2,445,156 (2)(3)(4)                       8.5%
James W. Bear                       510,927 (5)                             1.8%
Alan B. Gilman                      414,710 (6)                             1.4%
Stephen Goldsmith                     2,200 (7)                               *
E. W. Kelley                      3,651,986 (3)(8)                         12.7%
Charles E. Lanham                   435,194 (9)                             1.5%
Gary T. Reinwald                    375,778 (10)                            1.3%
J. Fred Risk                        175,100 (11)                              *
John W. Ryan                         17,443 (12)                              *
Gary S. Walker                       26,910 (13)                              *
James Williamson, Jr.             2,289,128 (3)(14)                         8.0%
All directors and
  Executive officers
  as a group (19 persons)         6,671,956 (15)                           23.2%

*Less than 1%.

                                        4

(1) Includes shares which may be acquired pursuant to stock options exercisable within 60 days under the Company's stock option plans.

(2) Includes 70,476 shares which may be acquired pursuant to stock options exercisable within 60 days.

(3) Includes 2,030,805 shares owned of record and beneficially by Kelley & Partners, Ltd.

(4) Includes 68,970 shares owned of record and beneficially by King Cola, Inc., which represents Ms. Aramian's beneficial interest in the Company's shares held by that corporation. Ms. Aramian is an officer and director of King Cola, Inc.

(5) Includes 54,509 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 97,259 shares owned of record and beneficially by Mr. Bear's wife, with respect to which he disclaims beneficial ownership.

(6) Includes 114,359 shares which may be acquired pursuant to stock options exercisable within 60 days. (7) Includes 1,320 shares which may be acquired pursuant to stock options exercisable within 60 days. (8) Includes 82,465 shares which may be acquired pursuant to stock options exercisable within 60 days and 1,538,716 shares owned of record and beneficially by Mr. Kelley and his affiliates, Kelley, Inc., Kahm, Inc., and Aramian, Kelley and Consolidated, Ltd. (9) Includes 12,905 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 10,928 shares owned of record and beneficially by Mr. Lanham's wife, with respect to which he disclaims beneficial ownership.

(10) Includes 61,842 shares which may be acquired pursuant to stock options exercisable within 60 days.

(11) Includes 9,501 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 7,726 shares owned of record and beneficially by Mr. Risk's wife, with respect to which he disclaims beneficial ownership.

(12) Includes 8,368 shares which may be acquired pursuant to stock options exercisable within 60 days.

(13) Includes 8,910 shares which may be acquired pursuant to stock options exercisable within 60 days.

(14) Includes 12,905 shares which may be acquired pursuant to stock options exercisable within 60 days. Also includes 19,011 shares owned of record and beneficially by Mr. Williamson's wife, with respect to which he disclaims beneficial ownership.

(15) Includes 585,092 shares which may be acquired pursuant to stock options exercisable within 60 days held by all directors and officers as a group.


MISCELLANEOUS

The entire cost of soliciting proxies will be paid by the Company. In addition to the solicitation of proxies by use of the mails, certain officers, directors and employees of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, facsimile or personal interview at the expense of the Company. The Company will also request brokers, dealers, banks and voting trustees, and their nominees, to forward this proxy statement and the accompanying form of proxy to beneficial owners and will reimburse such record holders for their reasonable expense in forwarding solicitation material.

                 PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION

The Company's Board of Directors, at a meeting held on February 7, 2001, unanimously adopted resolutions approving and recommending to the shareholders the adoption of an amendment to the Articles of Incorporation of the Company (the "Amendment"). The Amendment provides for the creation of a new class of shares consisting of 10,000,000 authorized shares of preferred stock, to be designated as "Preferred Stock." As permitted by the Indiana Business Corporation Law, under which the Company is incorporated, the Amendment would authorize the Board of Directors of the Company to create and issue one or more series of Preferred Stock (not to exceed, in the aggregate, 10,000,000 shares) and to determine the preferences, limitations and relative voting and other rights, including dividend and conversion rights, of each series of Preferred Stock before the issuance thereof, all without any further action or approval by the shareholders of the Company. The Board could create different terms and conditions for different series of Preferred Stock. If the amendment is approved, the Company's authorized shares then would consist of 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

If the Amendment is approved,  it is anticipated  that the Board of Directors of the Company then will take action to adopt a shareholder rights plan. In December, 2000, the Board of Directors engaged A.G. Edwards & Sons, Inc. ("Edwards") to assist it in analyzing whether the Company should consider the adoption of a shareholder rights plan. The Board has since met with representatives from Edwards and from Ice Miller, its outside legal counsel, and reviewed the information provided by those representatives relative to this issue. In general, shareholder rights plans provide for the issuance of a "right" as a dividend on the common stock of a company. The right becomes a part of the common stock and has no separate existence unless one of certain specified events occurs. The events usually are defined to include, but may not be limited to, significant accumulations of common shares by a single shareholder and the announcement by a person that it intends to commence a tender offer for the common stock of the company (in either case, an "acquiring person"). If a triggering event occurs, the rights separate from the common stock and, if not redeemed by the board of directors of the company, entitle the holder of the rights to acquire, on terms favorable to all shareholders of the company except the acquiring person, additional securities of either the company (which could include shares of preferred stock designed to be used for this purpose) or securities of the acquiring person, depending on the circumstances.

There are different views as to the advisability of shareholder rights plans and as to the effect of the adoption of a plan on short and long-term share values. However, it is the belief of the Board of Directors of the Company that the adoption of a shareholder rights plan would have the effects of (i) deterring those transactions in the Company's Common Stock that could lead to a "creeping" takeover of the Company without the payment of a control premium, (ii) encouraging prospective acquirors to negotiate with the Board and (iii) maximizing shareholder value in the event of a sale of the Company.

The adoption of a shareholder rights plan or the issuance of shares of the Preferred Stock could make it more difficult for any person to obtain control of the Company through a merger, tender offer, proxy contest or other means because -

o The shares could be issued in a manner that would adversely affect the relative voting power or dividend rights of holders of the Common Stock. As examples, the holders of Preferred Stock could be given -

     o the right to vote either separately as a class or with the holders of the Company's currently outstanding Common Stock, on any transaction submitted to a vote of shareholders

     o    a preferential right to the payment of dividends

o The issuance of the Preferred Stock could have a dilutive effect on earnings per share or on the net book value of the outstanding Common Stock.

o The Preferred Stock could be privately placed with purchasers who could be expected to support actions taken by the Board of Directors.

For these and other reasons, the approval of the proposed Amendment could have the effect of discouraging unsolicited takeover attempts, even if no shares of Preferred Stock are issued.

The Board of Directors of the Company also has been advised that the creation of the Preferred Stock would give the Company more flexibility in future actions such as public or private offerings of shares for cash, corporate mergers and acquisitions and the declaration of dividends payable in stock of the Company.

The Company is not aware that any person is attempting to acquire control of the Company or of any interest on the part of any person in acquiring control of the Company. The Company has no plans or proposals relating to any other transaction involving the issuance of the Preferred Stock.

The Board of Directors of the Company has made no final determination as to whether or not to adopt a shareholder rights plan or as to the terms of the plan if adopted. Under the Indiana Business Corporation Law, which governs the Company, shareholder approval is not required in order to adopt a shareholder rights plan, and it is not anticipated that the Board of Directors of the Company would seek shareholder approval of this action.

Under the proposal, Article V of the Articles of Incorporation of the Company, as amended, would be further amended to read as follows:

                                    ARTICLE V
                                    ---------
                                     Shares
                                     ------

          Section 1. Number. The total number of shares which the Corporation is authorized to issue is sixty million (60,000,000) shares.

          Section 2. Classes. There shall be two (2) classes of shares of the Corporation. One class shall be designated as "Common Stock" and shall consist of fifty million (50,000,000) of the authorized shares, and the other class shall be designated as "Preferred Stock" and shall consist of Ten Million (10,000,000) of the authorized shares.

          Section 3. Relative Rights, Preferences, Limitations and Restrictions of Shares.

          A. Common Stock. Except to the extent granted to the Preferred Stock, the Common Stock shall have all of the rights accorded to shares under the Indiana Business Corporation Law, as amended, including but not limited to voting rights and all rights to distribution of the net assets of the Corporation upon dissolution.

          B. Preferred Stock. The Board of Directors may create one or more series of Preferred Stock and may determine, in whole or in part, the preferences, limitations, restrictions and relative voting and other rights of one or more series of Preferred Stock before the issuance of shares of that series.

          Section 4. Voting Rights of Common Stock. Each holder of Common Stock shall be entitled to one (1) vote for each share owned of record on the books of the Corporation on each matter submitted to a vote of the holders of Common Stock.

The Amendment will be approved if the votes cast in favor of the Amendment are greater than the votes cast against the Amendment. If approved by the shareholders, the Amendment will become effective upon filing of Articles of Amendment with the office of the Indiana Secretary of State. That filing is expected to take place shortly after the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO AUTHORIZE THE CREATION OF 10,000,000 AUTHORIZED SHARES OF PREFERRED STOCK.

OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Special Meeting other than those referred to above. If any other matters should properly come before the meeting, the proxies will be voted in accordance with the recommendations of the Board of Directors of the Company.

                                      PROXY

                            THE STEAK n SHAKE COMPANY
                         SPECIAL MEETING OF SHAREHOLDERS
                                  MAY 16, 2001

The undersigned appoints E.W. Kelley, J. Fred Risk and S. Sue Aramian and each of them, the proxies of the undersigned with full power of substitution, to vote all shares of Common Stock of The Steak n Shake Company that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held May 16, 2001, or at any adjournment thereof, as follows:

1.   PROPOSAL  TO  APPROVE  THE   AMENDMENT   TO  THE   COMPANY'S   ARTICLES  OF
     INCORPORATION TO AUTHORIZE THE CREATION OF 10,000,000 AUTHORIZED SHARES OF PREFERRED STOCK.

     /  / FOR         /  / AGAINST       /  / ABSTAIN

2. The proxies are authorized to vote, in their discretion, on matters which may properly come before the Special Meeting to the extent set forth in the Proxy Statement.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

Your vote is important. If you do not expect to attend the Special Meeting or if you plan to attend but wish to vote by proxy, please date, sign and mail this proxy. A return envelope is provided for this purpose.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                                 -------------------------------
Date:
     -----------------------------               -------------------------------
                                                           (Signatures)

Please date this proxy. If shares are held jointly, both joint owners should sign. If signing as attorney, executor, administrator, guardian or in any other capacity, please give your full title as such.